Exhibit 4(A)


                               [FORM OF SUPPLEMENTAL INDENTURE]


                 CONSOLIDATED NATURAL GAS COMPANY

                               AND

                          CHEMICAL BANK,


                                                       Trustee,


                    *A* Supplemental Indenture

                         Dated as of *B*

               To Indenture dated as of May 1, 1971


              $*C* principal amount *D*% Debentures
                             Due *E*





             (See Accompanying Legend on Final Page)

                        TABLE OF CONTENTS


                                                        Page

Parties .. .........................................

Authorization of *E* Debentures ....................

Authorization of and consideration for the *A*
Supplemental Indenture .............................

                         ARTICLE ONE.

                      The *E* Debentures.

Section 1.01.   Designation -- maturity --
                interest payment dates and
                record dates -- issuable as
                registered Debentures without
                coupons -- limitation of
                principal amount....................

Section 1.02.   Form of *E* Debenture
                (Front) ............................

                Form of Trustee's
                Certificate ........................

                Form of *E* Debenture
                (Reverse) ..........................

                        ARTICLE TWO.

                  Issue of *E* Debentures.

Section 2.01.   *C* Principal Amount of
                Debentures Issuable Forthwith.......

                       ARTICLE THREE.

         Redemption and Sinking Fund - *E* Debentures.

Section 3.01.   [*E* Debentures are not
                redeemable] *F* [Right to
                redeem -- redemption prices



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


                                                        Page


                for optional and sinking fund
                redemption] *F* ....................

Section 3.02.   [*E* Debentures not redeem-
                able through operation of
                Sinking Fund] *F*  [Sinking
                Fund -- redemption dates and
                principal amounts of *E*
                Debentures to be redeemed]
                *F* ................................

                [Sinking Fund installments
                may be anticipated .................

                Officers' Certificate to be
                filed when *E* Debentures are
                delivered for the account of
                the Sinking Fund and *E*
                Debentures are called for
                redemption of the Sinking
                Fund]  *N* .........................

                         ARTICLE FOUR.

              Particular Covenant of the Company

Section 4.01.   Restriction on dividends on
                and acquisition of capital
                stock...............................

                         ARTICLE FIVE.

                    Concerning the Trustee.

Section 5.01.   Acceptance of trusts upon
                specified conditions................

                         ARTICLE SIX.

                   Miscellaneous Provisions.

Section 6.01.   Terms and definitions...............

                                                        Page


Section 6.02.   Execution in counterparts ..........

Section 6.03.   Governing law ......................

                Testimonium ........................

                Execution ..........................

                Acknowledgment .....................

          *A* SUPPLEMENTAL INDENTURE dated as of *B*, between CONSOLIDATED NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and CHEMICAL BANK, a corporation organized and existing under the laws of the State of New York, having its principal corporate trust office presently located at 450 West 33rd Street in The City of New York, State of New York (hereinafter called the "Trustee"), party of the second part.

          WHEREAS the Company has executed and delivered to the Trustee its Indenture dated as of May 1, 1971 (which indenture, as supplemented, is herein called the "Indenture"), to provide for the issue of one or more series of debentures of the Com-pany (designated generally as its "Debentures"), and to provide for the creation and issue of an initial series of Debentures in the principal amount of $40,000,000 designated "8-3/8% Debentures Due May 1, 1996";

          WHEREAS the Company has heretofore executed and delivered to the Trustee eighteen supplemental indentures each setting forth the respective terms and provisions of the series of Debentures created thereunder, and each series being limited in aggregate principal amount, all as described in the follow-ing tabulation:

                                                            Limited to
                                                            Aggregate
                                    Series of               Principal
Designation    Dated as of          Debentures Created      Amount
First ....     October 1, 1971      7 3/4% Debentures Due    $25,000,000
                                      October 1, 1996
Second ...     May 1, 1972          7 5/8% Debentures Due     50,000,000
                                      May 1, 1997
Third ....     June 1, 1973         7 3/4% Debentures Due     50,000,000
                                      June 1, 1998
Fourth ...     March 1, 1974        8 5/8% Debentures Due     50,000,000
                                      March 1, 1999
Fifth ....     July 1, 1975         9 1/4% Debentures Due    100,000,000
                                      July 1, 1995
Sixth ....     September 1, 1976    8 3/8% Debentures Due     75,000,000
                                      September 1, 1996
Seventh ..     June 1, 1977         8 1/8% Debentures Due     75,000,000
                                      June 1, 1997
Eighth ...     October 1, 1980      12 7/8% Debentures Due   100,000,000
                                      October 1, 2000
Ninth ....     April 1, 1983        11 1/8% Debentures Due   100,000,000
                                      April 1, 2008
Tenth ....     April 1, 1986        7 5/8% Debentures Due    100,000,000




                                      April 1, 1996
Eleventh..     December 1, 1986     8 5/8% Debentures Due    100,000,000
                                      December 1, 2011
Twelfth...     October 1, 1987      9 1/8% Debentures Due    100,000,000
                                      October 1, 1992
Thirteenth     February 1, 1989     9 3/8% Debentures Due    100,000,000
                                      February 1, 1997

Fourteenth     June 1, 1989         8 3/4% Debentures Due    100,000,000
                                      June 1, 1999

Fifteenth      October 1, 1989      8 3/4% Debentures Due    150,000,000
                                      October 1, 2019

Sixteenth      October 1, 1992      5 7/8% Debentures Due    150,000,000
                                      October 1, 1998

Seventeenth    August 1, 1993       5 3/4% Debentures Due    150,000,000
                                      August 1, 2003

Eighteenth     December 1, 1993     6 5/8% Debentures Due    150,000,000
                                      December 1, 2013

    *G*

          WHEREAS the Company, in the exercise of the power and authority conferred upon and reserved to it under the provi-sions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this *A* Supplemental Indenture to the Indenture in order to provide for the creation of a new series of Debentures under the Indenture in the principal amount of *C* to be designated "*D*% Debentures Due *E*" (herein called the "*E* Debentures");

          WHEREAS the Company proposes to supplement Section
6.08 of the Indenture pursuant to Section 14.01(a) of the Indenture with respect to the consolidated net income available for dividends; and

          WHEREAS all conditions and requirements necessary to make this *A* Supplemental Indenture a valid, binding and legal instrument have been done and performed and the execution and delivery hereof have been in all respects duly authorized;

          NOW, THEREFORE, THIS *A* SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and of the acceptance or purchase of the *E* Debentures by the holders thereof and of the sum of One Hundred Dollars ($100) lawful money of the United States of America to it in hand paid by the Trustee at or before the ensealing and delivery of this *A* Supplemental Indenture, the receipt whereof the Company hereby acknowledges, the Company covenants and agrees with the Trus-tee, as follows:

                         ARTICLE ONE.

                      The *E* Debentures.

          SECTION 1.01.  The *E* Debentures shall be executed,
authenticated and delivered under, and shall in all respects be subject to all the terms, conditions and covenants of, the Indenture.

          The *E* Debentures shall:

               (a)  be designated as "*D*% Debentures Due *E*";

               (b)  mature *E*;

               (c) bear interest payable semi-annually on *H* and *H* in each year, beginning *I*, at the rate of *D*% per annum until payment of said principal sum has been made or duly provided for, and have a "record date", as that term is used in Section 2.01 of the Indenture with respect to a regular semi-annual interest payment date, which is the close of business on *J* or *J*, as the case may be, next preceding such interest date;

               (d) be issuable as registered Debentures with-out coupons in denominations of $1,000 or any multiples thereof authorized by the Board of Directors; and

               (e)  be limited to *C* aggregate principal
                    amount, except as provided in the
                    Indenture.

          Subject to Section 2.01 of the Indenture, all *E*
Debentures authenticated prior to *I* shall bear interest, if any, from *K*.

          SECTION 1.02.  The *E* Debentures and the Trustee's
authentication certificate on such Debentures are to be sub-stantially in the forms following, respectively:

                   [FORM OF *E* DEBENTURES]

                            [FRONT]

               CONSOLIDATED NATURAL GAS COMPANY

                    *D*% DEBENTURE DUE *E*

Number                                                       $

          CONSOLIDATED NATURAL GAS COMPANY, a Delaware corpora-tion (hereinafter called the "Company"), for value received,
hereby promises to pay to                         , or regis-
tered assigns, the sum of                     DOLLARS, at the
principal corporate trust office of Chemical Bank, Trustee under an Indenture hereinafter mentioned, or its successors as such Trustee, in the Borough of Manhattan, in The City of New York, on the day of *E*, in such coin or currency of the United States of America as at the time of payment shall be legal ten-der for the payment of public and private debts, and to pay interest thereon in like coin or currency from the day of *H* or *H*, as the case may be, to which interest hereon has been paid next preceding the date hereof, unless the date hereof is an *H* or an *H* to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from *K* (except that, so long as there is no existing default in the payment of interest on the Debentures, if this Debenture was authenticated by the Trustee after the close of business on the record date, as defined in said Indenture, for any interest payment date and prior to such interest payment date, it shall bear interest from such interest payment date unless the Company shall default in the payment of interest on such interest payment date), at the rate of *D*% per annum, payable at said office semi-annually on the *H* and the *H* in each year, until the Company's obligation with respect to the payment of such prin-cipal shall have been discharged. The interest so payable on any *H* or *H* will, subject to certain exceptions provided in the Indenture which is referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on the *J* preceding such *H* or the *J* preceding such *H*, as the case may be. Interest may be paid, at the option of the Company, by check mailed to the registered holder at his or her address last appearing on the registration books of the Company.

          Reference is hereby made to the further provisions of this Debenture set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this point.

          This Debenture shall not be valid or become obliga-tory for any purpose until it shall have been authenticated by the certificate, hereon endorsed, of the Trustee under the Indenture.

          IN WITNESS WHEREOF, Consolidated Natural Gas Company has caused this Debenture to be signed in its corporate name by its Chairman of the Board, or its President, or one of its Senior Vice Presidents, or one of its Vice Presidents, manually or in facsimile, and a facsimile of its corporate seal to be imprinted or engraved hereon, and attested by the manual or facsimile signature of its Secretary, or an Assistant Secretary.

Dated:

                              CONSOLIDATED NATURAL GAS COMPANY,


                              By ______________________________
                                   Chairman of the Board

Attest:

                              By: _____________________________
                                        Secretary

                [FORM OF TRUSTEE'S CERTIFICATE]


          This is one of the Debentures described in the Inden-ture and is the Series designated in the *A* Supplemental
Indenture.

                         CHEMICAL BANK
                           as Trustee,


                         By:___________________________________
                                   Authorized Officer


                    [FORM OF *E* DEBENTURE]

                           [REVERSE]

               CONSOLIDATED NATURAL GAS COMPANY

                    *D*% DEBENTURE DUE *E*

          This Debenture is one of a duly authorized issue of Debentures of the Company (herein referred to as the "Deben-tures") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of May 1, 1971 (herein referred to as the "Indenture"), duly executed and delivered between the Company and Chemical Bank (herein called the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights thereunder of the Trustee, the rights of the registered holders of the Debentures and of the duties thereunder of the Trustee and the Company. The Debentures may be issued for various principal sums and may be issued in series, which may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the *D*% Debentures Due *E* of the Company (herein referred to as the "*E* Debentures") issued under the Indenture and described in an indenture supplemental thereto (herein referred to as the "*A* Supplemental Indenture"), dated as of *B*, between the Company and the Trustee.

          The rights and obligations of the Company and the holders of Debentures may be changed and modified at the request of the Company by an indenture or indentures supplemen-tal to the Indenture, executed pursuant to the consent in writ-ing of the holders of at least 66 2/3% in principal amount of all Debentures then outstanding and of the holders of at least 66 2/3% in principal amount of the Debentures then outstanding of any series specifically affected by such change or modifica-tion, in case one or more, but less than all, of the series of Debentures then outstanding under the Indenture are so affected, all in the manner and subject to the limitations set forth in the Indenture, provided that no such change or modifi-cation by such supplemental indenture shall extend the maturity of, or reduce the rate of interest or the redemption premium, if any, on, or otherwise modify the terms of payment of the principal or interest or redemption premium, of any Debenture, without the express consent of the holder of each Debenture so affected. Any such consent by the holder of this Debenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture, irrespective of whether or not any notation of such consent is made upon this Debenture.

          [The *E* Debentures are not redeemable.] *F*

          [The *E* Debentures may be redeemed prior to matur-ity, at the option of the Company, as a whole at any time, or in part from time to time, and for the Sinking Fund for the *E* Debentures, on *L* and on any *M* thereafter, upon not less than thirty days' previous notice given by mail to the regis-tered holders, all as provided in the Indenture and the *A* Supplemental Indenture at the Regular Redemption Prices (expressed in percentages of principal amount) set forth below if redeemed otherwise than by operation of the provisions of said Sinking Fund, or at the Sinking Fund Redemption Prices (expressed in percentages of principal amount) set forth below if redeemed by the operation of said Sinking Fund, together in each case with accrued interest to the redemption date:] *F*

[If Redeemed                           If Redeemed
During                                 During
12-Month                               12-Month                   Sinking
Period      Regular     Sinking Fund   Period        Regular      Fund
Commencing  Redemption  Redemption     Commencing    Redemption   Redemption
  *M*       Prices      Prices            *M*        Prices       Prices

*T*......      *U*         *U*         *T*......         *U*           *U*

*T*......      *U*         *U*         *T*......         *U*           *U*

*T*......      *U*         *U*         *T*......         *U*           *U*

*T*......      *U*         *U*         *T*......         *U*           *U*


                               2



*T*......      *U*         *U*         *T*......         *U*           *U*

*T*......      *U*         *U*         *T*......         *U*           *U*

*T*......      *U*         *U*         *T*......         *U*           *U*

*T*......      *U*         *U*         *T*......         *U*           *U*

*T*......      *U*         *U*         *T*......         *U*           *U*

*T*......      *U*         *U*         *T*......         *U*           *U*


[provided, that none of the *E* Debentures may be redeemed at the option of the Company prior to *L*, if funds for such redemption are obtained by the Company, directly or indirectly, from or in anticipation of borrowings at a cost of money to the Company (com-puted in accordance with generally accepted financial practice) of less than *D*% per annum.] *O*

          [The Company may also, at its option, redeem for the Sinking Fund, at the applicable redemption price for the Sinking Fund contained in Section 3.01, up to an additional *Q* principal amount of the *E* Debentures on *L*, and on each succeeding *M*, to and including *R*, and such additional retirements may operate to reduce the principal amount of the *E* Debentures required to be redeemed on any succeeding *M* for the Sinking Fund. Such optional right to redeem *E* Debentures shall not be cumulative and to the extent not exercised on any such *M* will terminate.] *P*

          In case a default, as defined in the Indenture, shall occur, the principal of all the Debentures then outstanding may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such dec-laration may in certain events be rescinded by the holders of a majority in principal amount of all Debentures then outstanding.

          This Debenture is transferable as prescribed in the Indenture by the registered holder in person, or by his duly authorized attorney, at the principal corporate trust office of the Trustee in said Borough of Manhattan, upon surrender and can-cellation of this Debenture, and, thereupon, a new *E* Debenture or Debentures, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee in exchange therefor as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require pay-ment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustee may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal, redemption premium, if any, and interest due hereon and for all other purposes.

          The *E* Debentures are issuable as registered Deben-tures without coupons in the denominations of $1,000 and any mul-tiple thereof authorized by the Board of Directors. The *E* Debentures may be exchanged without payment of a service charge for a like aggregate principal amount of *E* Debentures of other authorized denominations at the principal corporate trust office of the Trustee and in the manner and subject to the limitations provided in the Indenture.

          If any or all of the Debentures of any series are to be redeemed, the Company shall not be required (i) to register the transfer of, or exchange, any Debenture of such series during a period beginning at the opening of business 15 days before the day of mailing of the notice of redemption and ending at the close of business on such day, (ii) to register the transfer of, or exchange, any Debenture which has been called for redemption in whole, or the called portion of any Debenture which has been called for redemption in part, (iii) to register the transfer of, or exchange, the uncalled portion of any Debenture which has been selected for redemption in part, in the absence of instructions from the holder thereof authorizing the Company to retain for redemption on the redemption date the portion of such Debenture representing the principal amount which has been selected for redemption, together with instructions for the registration and delivery of the new Debenture to be issued for the principal amount which has not been selected for redemption, or (iv) to register the transfer of, or exchange, after the close of busi-ness on any record date, as defined in the Indenture, any Deben-ture which has been selected for redemption in whole or in part if the date fixed for such redemption shall fall within the period subsequent to such record date to and including the inter-est payment date next following such record date.

          No recourse shall be had for the payment of the princi-pal of, or the interest on, or the premium, if any, on this Debenture, or any part thereof, or for any claim based hereon or otherwise in respect hereof or of the indebtedness represented hereby, or based on any obligation, covenant or agreement of the Indenture, or the *A* Supplemental Indenture, against any incor-porator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation (either directly or through the Company or any such successor corpora-
tion), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or pen-alty or otherwise, all liability, if any, of that character against every such incorporator, stockholder, officer and direc-tor being by the acceptance hereof, and as part of the considera-tion for the issue hereof, expressly waived and released.

                 [END OF FORM OF *E* DEBENTURE]

                          ARTICLE TWO.

                    ISSUE OF *E* DEBENTURES.

          SECTION 2.01. Upon receipt by the Trustee of the items specified in Section 4.03 of the Indenture, *E* Debentures for the aggregate principal amount of *C* may forthwith be executed by the Company and delivered to the Trustee and shall be authen-ticated by the Trustee and delivered to or upon the order of the Company signed by its Chairman of the Board, or its President, or a Senior Vice President, or a Vice President and by its Trea-surer, or an Assistant Treasurer.


                         ARTICLE THREE.

         REDEMPTION AND SINKING FUND -- *E* DEBENTURES.

          SECTION 3.01. [The *E* Debentures are not redeemable] *F* [The *E* Debentures may be redeemed prior to maturity in the manner provided in Article Five of the Indenture, as a whole at any time or in part from time to time at the option of the Com-pany at the redemption prices (expressed in percentages of prin-cipal amount) set forth in the tabulation below under the heading "Regular Redemption Prices" and for the Sinking Fund provided for in Section 3.02 of this *A* Supplemental Indenture on *L* and on any *M* thereafter at the redemption prices (expressed in per-centages of principal amount) set forth in the tabulation below under the heading "Sinking Fund Redemption Prices," in each case plus interest accrued and unpaid thereon to the date fixed for such redemption:

If Redeemed                             If Redeemed
  During                                  During
 12-Month                                12-Month
  Period        Regular   Sinking Fund    Period          Regular   Sinking Fund
Commencing    Redemption   Redemption   Commencing      Redemption   Redemption
   *M*          Prices      Prices         *M*            Prices       Prices

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*

*T*......        *U*         *U*        *T*......           *U*          *U*


[provided, that none of the *E* Debentures may be redeemed at the option of the Company prior to *L*, if funds for such redemption are obtained by the Company, directly or indirectly, from or in anticipation of borrowings at a cost of money to the Company (computed in accordance with generally accepted finan-cial practice) of less than *D*% per annum.] *O*

          The foregoing redemption prices and terms shall be set forth in each definitive Debenture of the *E* Debentures prior to the execution and authentication thereof.] *N* *P*

          SECTION 3.02. [The *E* Debentures are not subject to redemption through a sinking fund.] *F* [The Company will, as long as any of the *E* Debentures shall be outstanding and shall not have become due, redeem for the Sinking Fund, at the applicable redemption price specified for the Sinking Fund in
Section 3.01 of this *A* Supplemental Indenture, on *L*, and on each succeeding *M*, to and including *R*, *S* principal amount of *E* Debentures.

          In addition, the Company may, at its option, redeem for the Sinking Fund, at the applicable redemption price speci-fied for the Sinking Funds in Section 3.01, up to an additional *Q* principal amount of the *E* Debentures on *L*, and each succeeding *M*, to and including *R*. Such optional right to redeem *E* Debentures shall not be cumulative and to the extent not exercised on any such *M* will terminate.

          The Company shall have the right to anticipate at any time, or from time to time, all or any part of any one of more of the mandatory Sinking Fund installments by delivering *E* Debentures to the Trustee or by applying as a credit upon such installment any *E* Debentures previously redeemed by the Com-pany at its option in accordance with the provisions of Section
3.01 of this *A* Supplemental Indenture or previously redeemed at its option for the Sinking Fund in accordance with the pro-visions of the Second paragraph of this Section 3.02 of this *A* Supplemental Indenture.

          Whenever the Company shall deliver to the Trustee *E* Debentures for account of the mandatory Sinking Fund, or shall apply as a credit upon any mandatory Sinking Fund installment any *E* Debentures previously redeemed by the Company at its option pursuant to Section 3.01 of this *A* Supplemental Inden-ture or previously redeemed at its option for the Sinking Fund in accordance with the provisions of Section 3.02 of this *A* Supplemental Indenture, the Company shall file with the Trustee an Officers' Certificate stating that the *E* Debentures so delivered or so redeemed are to be credited upon a specified Sinking Fund installment or installments, and that none of such *E* Debentures has theretofore been applied as a credit upon any mandatory Sinking Fund installment.

          Whenever the Company shall call *E* Debentures for redemption for the Sinking Fund pursuant to the first paragraph of this Section 3.02, the Company shall file an Officers' Cer-tificate with the trustee stating the principal amount of *E* Debentures so called for redemption, and the redemption date and specifying the Sinking Fund installment or installments with respect to which such call is made.] *N* *P*

                         ARTICLE FOUR.

              PARTICULAR COVENANT OF THE COMPANY.

          SECTION 4.01.  Section 6.08 of the Indenture is sup-
plemented by adding the following thereto prior to the last paragraph thereof:

          "So long as any of the *E* Debentures are outstanding, the Company will not declare or pay any dividend or make any other distribution upon any of its capital stock or purchase or redeem or otherwise acquire for the consideration any of its capital stock (excluding from such restriction and from the calculation in this Section 6.08 divi-dends paid in capital stock and capital stock pur-chased, redeemed or otherwise acquired to the extent that it was so acquired in exchange for or with the proceeds of the issue of other capital stock) if, after giving effect to such dividend, distribution, purchase, redemption or other acqui-sition, the cumulative aggregate amount of all dividends and distributions declared or paid on its capital stock and the amount paid for the pur-chase, redemption or acquisition of its capital stock subsequent to December 31, 19*T* by the Com-pany exceeds the amount of the consolidated net income available for dividends after December 31, 19*T*, plus $*U*, plus such additional amounts as shall, upon application by the Company, be autho-rized or approved by the Securities and Exchange
     Commission, or by any successor commission or authority administering the Public Utility Holding
     Company Act of 1935.

          "In the case of any consolidation or merger of the Company with or into any other corporation or the transfer of all or substantially all of the assets of the Company as an entirety to another corporation, as permitted by Article Thirteen, the foregoing covenant shall apply, from and after the effective date, to the Successor Corporation so that, so long as any of the *E* Debentures are outstanding, the Successor Corporation will not declare or pay any dividend or make any other dis-tribution upon any of its capital stock or purchase or redeem or otherwise acquire for a consideration any of its capital stock (excluding from such restriction and from the calculation in this Section 6.08 dividends paid in capital stock and capital stock purchased, redeemed or otherwise acquired to the extent that it was so acquired in exchange for or with the proceeds of the issue of other capital stock) if, after giving effect to such dividend, distribution, purchase, redemption or other acquisition, the cumulative aggregate amount of all dividends and distributions declared or paid on its capital stock and the amount paid for the purchase, redemption or acquisition of its capital stock by the Company subsequent to Decem-ber 31, 19*T*, and prior to the effective date, and by the Successor Corporation after the effec-tive date, exceeds the amount of consolidated net income available for dividends of the Company and its subsidiaries after December 31, 19*T*, and prior to the effective date, plus the amount of the consolidated net income available for divi-dends of the Successor Corporation and its subsid-iaries after the effective date, plus $*U*, plus such additional amounts as shall, upon application by the Company, or by any Successor Corporation, be authorized or approved by the Securities and Exchange Commission, or by any successor commis-sion or authority administering the Public Utility
     Holding Company Act of 1935."


                         ARTICLE FIVE.

                    CONCERNING THE TRUSTEE.

          SECTION 5.01.  The Trustee accepts the trusts hereby
declared and provided and agrees to perform the same upon the terms and conditions of the Indenture set forth.

          Subject to the provisions of Article Ten of the Indenture, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, enforceability or sufficiency of this *A* Supplemental Indenture, or the due exe-cution hereof by the Company, or for or in respect to the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condi-tion contained in Article Ten of the Indenture shall apply to this *A* Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omis-sions, variations and modifications thereof as may be appropri-ate to make the same conform to this *A* Supplemental Indenture.


                         ARTICLE SIX.

                   MISCELLANEOUS PROVISIONS.

          SECTION 6.01.  All the terms used in this *A* Supple-
mental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless the context of this *A* Supplemental Indenture otherwise requires.

          SECTION 6.02.  This *A* Supplemental Indenture may be
executed in any number of counterparts, each of which so exe-cuted shall be deemed to be an original, but all such counter-parts shall together constitute but one and the same instrument.

          SECTION 6.03.  This *A* Supplemental Indenture and
each *E* Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance therewith.

          IN WITNESS WHEREOF, said Consolidated Natural Gas Company has caused this *A* Supplemental Indenture to be exe-cuted in its corporate name by its Chairman of the Board, or its President, or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secre-tary, or an Assistant Secretary, and said Chemical Bank has caused this *A* Supplemental Indenture to be executed in its corporate name by its President, or one of its Vice Presidents, or one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Trust Officers, all as of *B*.

                              CONSOLIDATED NATURAL GAS COMPANY,


                              By
                                   Executive Vice President.

Attest

                              [CORPORATE SEAL]

             Secretary.



                              CHEMICAL BANK


                              By
                                   Assistant Vice President.

Attest:

                              [CORPORATE SEAL]

             Trust Officer.

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

          On the          day of          , in the year     ,
before me personally came              , to me known, who,
being by me duly sworn, did depose and say that he resides at
               ,                ; that he is a
of CONSOLIDATED NATURAL GAS COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



[NOTARIAL SEAL]

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

          On the           day of          , in the year      ,
before me personally came            , to me known, who, being
by me duly sworn, did depose and say that he resides at
             ,                 ; that he is a             of
CHEMICAL BANK one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



[NOTARIAL SEAL]

                            LEGEND

          The following descriptions correspond to the dates, amounts and other information not contained in this Form of Supplemental Indenture, and are to be determined as appropriate for the series of debentures created under the designed Supple-mental Indenture.

*A*   Insert applicable number of the Supplemental Indenture.

*B*   Insert applicable date of the Supplemental Indenture.

*C* Insert principal amount authorized by applicable Supple-mental Indenture.

*D*   Insert applicable interest rate.

*E*   Insert applicable maturity date of series.

*F* Bracketed information to be included or deleted based on the provisions of the Debentures.

*G* Insert applicable information concerning preceding Sup-plemental Indentures.

*H*   Insert applicable interest payment dates.

*I*   Insert first interest payment date.

*J*   Insert applicable record dates.

*K*   Insert initial applicable authentication date.

*L* Insert applicable date for the first sinking fund redemp-tion including year, month and day.

*M*   Insert appropriate month, day and/or year.

*N* Delete or revise to reflect actual redemption provisions, if any.

*O* Delete or revise provision to reflect actual refunding protection, if any.

*P* Delete or revise to reflect actual sinking fund provi-sions, if any.

*Q*   Insert applicable principal amount.

*R*   Insert applicable date of final sinking fund redemption.

*S*   Insert applicable principal amount.

*T*   Insert applicable year.

*U*   Insert applicable amount.












































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